EXHIBIT 10.4

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of April 30, 2005 between Joseph Anteri, an individual residing at 32-09 171st Street, Flushing, New York, 11358, (the "Seller") and Icy Splash Food & Beverage Inc., a New York corporation having an office at 535 Wortman Avenue, Brooklyn, New York, NY 11208 (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Seller desires to sell to the Purchaser 2,000,000 shares of common stock (the "Shares") of Icy Splash Food & Beverage Inc., and

         WHEREAS, the Purchaser desires to purchase the Shares upon the terms and for the consideration set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter set forth, the Seller and Purchaser hereby agree as follows:

Section 1.        Purchase and Sale of the Shares.
                  --------------------------------

                  In consideration of the sale of the Shares by the Seller on the date hereof (the "Closing Date"), the Purchaser shall pay to the Seller an amount equal to $72,620 in the aggregate, or approximately $.036 per share. On the Closing Date, the Seller shall deliver to the Purchaser stock certificates representing the Shares, together with stock powers executed in blank.

Section 2.        Representations and Warranties of the Seller.
                  ---------------------------------------------

                  The Seller hereby represents and warrants to the Purchaser as follows:

                  (a) Seller has full legal capacity to execute, deliver and perform this Agreement, and this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Seller.

                  (b) The Seller has good and marketable title to the Shares and the Shares are owned by the Seller, validly issued, fully paid and non-assessable, and after the consummation of the transactions contemplated hereby, the Shares will be owned by the Purchaser, free of any encumbrances, liens, claims, equities or liabilities of every nature.

                  (c) The Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance of this Agreement.

Section 3.        Representations and Warranties of the Purchaser.
                  ------------------------------------------------

                  (a) The execution, delivery and performance by the Purchaser of this Agreement does not violate any contractual restriction contained in any agreement which binds or affects or purports to bind or affect the Purchaser.

                  (b) The Purchaser has the power and authority to accept, execute and deliver this Agreement and to carry out its obligations hereunder; the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser; this Agreement constitutes the valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

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Section 4.        Fees and Expenses.
                  ------------------

                  Each of the parties hereto shall pay its own legal and accounting charges and other expenses incident to the execution of this Agreement and the consummation of the transactions contemplated hereby. Any required federal, state and local transfer taxes, if any, shall be paid by the Seller.

Section 5.        Survival.
                  ---------

                  All agreements, representations and warranties and covenants contained herein or made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution of this Agreement and the consummation of such transactions.

Section 6.        Severability.
                  -------------

                  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 7.        Miscellaneous.
                  --------------

                  This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws principles. This Agreement embodies the entire agreement and understanding between the Seller and the Purchaser and supersedes all prior agreements and understandings, oral and written, relating to the subject matter hereof. This Agreement may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, waiver or discharge is sought to be enforced. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. All of the terms of this Agreement shall be binding upon the respective successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


         IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                                               /s/ Joseph Anteri
                                          --------------------------------
                                          JOSEPH ANTERI


                                          JOSEPH ASLAN ICY SPLASH FOOD &
                                            BEVERAGE, INC.




                                         By:     /s/ Joseph Aslan
                                             ------------------------------
                                             Joseph  Aslan
                                             President, Chief Executive Officer
                                               and  Director